Exhibit 99.2



















                  DYNAMICWEB ENTERPRISES, INC.

                     1997 STOCK OPTION PLAN
                      FOR OUTSIDE DIRECTORS

                        TABLE OF CONTENTS


                                                             Page

Article

     Article 1.     PURPOSE OF THE PLAN. . . . . . . . . . . .  1
     Article 2.     DEFINITIONS. . . . . . . . . . . . . . . .  1
     Article 3.     ADMINISTRATION OF THE PLAN . . . . . . . .  2
     Article 4.     COMMON STOCK SUBJECT TO THE PLAN . . . . .  3
     Article 5.     STOCK OPTIONS. . . . . . . . . . . . . . .  4
     Article 6.     ELIGIBILITY. . . . . . . . . . . . . . . .  6
     Article 7.     TERM AND EXERCISE OF OPTIONS . . . . . . .  6
     Article 8.     TERMINATION OF STATUS AS DIRECTOR. . . . . 10
     Article 9.     ADJUSTMENT PROVISIONS. . . . . . . . . . . 11
     Article 10.    GENERAL PROVISIONS . . . . . . . . . . . . 13

   Article 1.  PURPOSE OF THE PLAN

         1.1 Purpose - The DynamicWeb Enterprises, Inc. 1997 Stock Option Plan For Outside Directors (the "Plan") is intended to provide certain directors of DynamicWeb Enterprises, Inc. (the "Corporation") an opportunity to acquire Common Stock of the Corporation. The Plan is designed to provide such directors with an opportunity to acquire an equity interest in the Corporation, thereby giving them a stake in the continued growth and success of its business.

         1.2   Stock Options to be Granted - Only Nonqualified
               Stock Options may be granted within the
               limitations of the Plan herein described.

   Article 2.  DEFINITIONS

         2.1 "Agreement" - The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

         2.2   "Board" - The Board of Directors of the
               Corporation.

         2.3 "Code" - The Internal Revenue Code of 1986, as amended.

         2.4 "Committee" - The Committee which the Board appoints to administer the Plan.

         2.5   "Common Stock" - The common stock of the
               Corporation ($0.0001 par value) as described in the Corporation's Certificate of Incorporation, or such other stock as shall be substituted therefor.

         2.6   "Corporation" - DynamicWeb Enterprises, Inc., a
               New Jersey corporation.

         2.7 "Director" - Any director of the Corporation who is not also, at the time of a grant, a common law employee of the Corporation.

         2.8   "Exchange Act" - The Securities Exchange Act of
               1934, as amended.

         2.9 "Incentive Stock Option" - A stock option intended to satisfy the Requirements of Code
               Section 422(b).

        2.10 "Nonqualified Stock Option" - A stock option other than an Incentive Stock Option. <PAGE 1>

        2.11   "Optionee" - A Participant who is awarded a Stock
               Option pursuant to the provisions of the Plan.

        2.12   "Participant" - A Director selected by the
               Committee to receive a grant of an Option under the Plan.

        2.13   "Plan" - The DynamicWeb Enterprises, Inc. 1997
               Stock Option Plan for Outside Directors.

        2.14 "Retirement" - The voluntary termination of an individual as a Director upon or following the attainment of age sixty-five.

        2.15 "Securities Act" - The Securities Act of 1933, as amended.

        2.16 "Stock Option" or "Option" - An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

   Article 3.  ADMINISTRATION OF THE PLAN

         3.1 The Committee - The Plan shall be administered by a committee of the Board (the "Committee") composed of two or more members of the Board, all of whom are "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         3.2   Powers of the Committee -

               (a)  The Committee shall be vested with full
                    authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by a majority of the members of the Board.

               (b)  Subject to the terms, provisions and
                    conditions of the Plan and subject to review and approval by a majority of the members of the Board, the Committee shall have exclusive jurisdiction to: <PAGE 2>

                         (i)  determine the date or dates when
                              each Option may be exercised within
                              the term of the Option specified
                              pursuant to Article 7 of the Plan;
                              and

                        (ii)  prescribe the form, which shall be
                              consistent with the Plan, of the
                              Agreement evidencing any Options
                              granted under the Plan.

         3.3 Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.

         3.4 Liability - No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

   Article 4.  COMMON STOCK SUBJECT TO THE PLAN

         4.1 Common Stock Authorized - The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 300,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

         4.2 Shares Available - The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.

   Article 5.  STOCK OPTIONS

         5.1   Grant of Options; Exercise Price -

               (a) Each Director shall be granted, on the date of his or her election and on each date of his or her reelection (whether at an annual meeting or an adjournment thereof), an Option to acquire 15,000 shares of Common Stock. In the event the Corporation's Board shall at
                    <PAGE 3> any time be classified, for purposes
                    of this Plan, any continuing Director not on the slate for reelection at an annual meeting of the Corporation's shareholders shall, notwithstanding such fact, be treated as being reelected at such meeting (or any adjournment thereof).

               (b) The exercise price of a Nonqualified Stock Option to purchase a share of Common Stock shall be the fair market value of a share on the grant date, as determined in Section 5.2. The exercise price shall be subject to adjustment as provided in Article 9 of the Plan.

               (c)  Notwithstanding the provisions of
                    Section 5.1(a) and (b), in the initial
                    calendar year of the Plan, the Option grant to each Director shall be made as of the earlier of (i) the closing date of a public offering of Common Stock by the Corporation, or (ii) September 30, 1997. The exercise price of such Option grants shall be the fair market value of such Common Stock, as determined in Section 5.2, on the grant date.

         5.2   Determination of Fair Market Value -

               (a)  During such time as Common Stock is not
                    listed on an established stock exchange or exchanges but is listed in the NASDAQ National Market System, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

               (b) During such time as the Common Stock is not listed on an established stock exchange or in the NASDAQ National Market System, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

               (c)  If the Common Stock is listed on an
                    established stock exchange, the fair market
                    <PAGE 4> value shall be deemed to be the
                    closing price of Common Stock on such stock exchange on the day the Option is granted or, if no sale of Common Stock has been made on such stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

               (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ National Market System, and no closing dealer "bid" and "asked" prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.

         5.3 Transferability of Options - Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution), and each Option shall be exercisable during the Optionee's lifetime only by the Optionee, his guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. An Optionee may also designate a beneficiary to exercise his or her Options after the Optionee's death. The Committee may amend outstanding Options to provide for transfer, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.

   Article 6.  ELIGIBILITY

         6.1 Participation - Options shall be granted only to persons who are Directors.

   Article 7.  TERM AND EXERCISE OF OPTIONS

         7.1   Termination -

               (a) Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the members of the Board, and specified in the Agreement; provided, however, that no Option shall terminate later than ten years and one month after the date of grant. Except as
                    <PAGE 5> otherwise provided in Section 8.4,
                    each Option granted under the Plan shall become exercisable only after the earlier of the date on which (i) the Optionee has completed 11 months of continuous service as a Director with the Corporation immediately following the date of the grant of the Option or (ii) a Change in Control occurs. The Committee at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised only during the continuance of the Optionee's service as a Director, except as provided in Article 8.

               (b)  For purposes of Section 7.1(a), a "Change in
                    Control" shall be deemed to have occurred upon the happening of any of the following:

                         (i)  any "Person" (as such term is used
                              in Sections 13(d) and 14(d) of the
                              Exchange Act (except for (1) the
                              Corporation or any Subsidiary, or
                              (2) any of the Corporation's
                              employee benefit plans (or any
                              trust forming a part thereof) (the
                              "Benefit Plan(s)")) is or becomes
                              the beneficial owner, directly or
                              indirectly, of the Corporation's
                              securities representing 19.9% or
                              more of the combined voting power
                              of the Corporation's then
                              outstanding securities, other than
                              pursuant to an excepted transaction
                              described in Clause (iii) below;

                        (ii)  a binding written agreement is
                              executed (and, if legally required,
                              approved by the Corporation's
                              shareholders) providing for a sale,
                              exchange, transfer or other
                              disposition of substantially all of
                              the assets of the Corporation to
                              another entity, except to an entity
                              controlled directly or indirectly
                              by the Corporation;

                       (iii)  the shareholders of the Corporation
                              approve a merger, consolidation,
                              share exchange, division or other
                              reorganization of or relating to
                              the Corporation, unless:

                              (A)  the shareholders of the
                                   Corporation immediately before
                                   <PAGE 6> such merger,
                                   consolidation, share exchange,
                                   division or reorganization,
                                   own, directly or indirectly
                                   immediately following such
                                   merger, consolidation, share
                                   exchange, division or
                                   reorganization at least
                                   66-2/3% of the combined voting
                                   power of the outstanding
                                   voting securities of the
                                   Corporation resulting from
                                   such merger, consolidation,
                                   share exchange, division or
                                   reorganization (the "Surviving
                                   Corporation") in substantially
                                   the same proportion as their
                                   ownership of the voting
                                   securities immediately before
                                   such merger, consolidation,
                                   share exchange, division or
                                   reorganization; and

                              (B)  the individuals who,
                                   immediately before such
                                   merger, consolidation, share
                                   exchange, division or
                                   reorganization, are members of
                                   the Board (the "Incumbent
                                   Board"), continue to
                                   constitute at least 66-2/3% of
                                   the Board of Directors of the
                                   Surviving Corporation;
                                   provided, however, that if the
                                   election, or nomination for
                                   election by the Corporation's
                                   shareholders of any new
                                   director was approved by a
                                   vote of at least 66-2/3% of
                                   the Incumbent Board, such new
                                   director shall, for the
                                   purposes hereof, be considered
                                   a member of the Incumbent
                                   Board; provided further,
                                   however, that no individual
                                   shall be considered a member
                                   of the Incumbent Board if such
                                   individual initially assumed
                                   office as a result of either
                                   an actual or threatened
                                   "Election Contest" (as
                                   described in Rule 14a-11
                                   promulgated under the Exchange
                                   Act) or other actual or
                                   threatened solicitation of
                                   <PAGE 7> proxies or consents
                                   by or on behalf of a Person
                                   other than the Board (a "Proxy
                                   Contest") including by reason
                                   of any agreement intended to
                                   avoid or settle any Election
                                   Contest or Proxy Contest; and

                              (C)  no Person (except (1) the
                                   Corporation or any Subsidiary,
                                   (2) any Benefit Plan, (3) the
                                   Surviving Corporation or any
                                   subsidiary of the Surviving
                                   Corporation, or (4) any Person
                                   who, immediately prior to such
                                   merger, consolidation, share
                                   exchange, division or
                                   reorganization had beneficial
                                   ownership of 19.9% or more of
                                   the then outstanding voting
                                   securities of the Corporation)
                                   has beneficial ownership of
                                   19.9% or more of the combined
                                   voting power of the Surviving
                                   Corporation's then outstanding
                                   voting securities immediately
                                   following such merger,
                                   consolidation, share exchange,
                                   division or reorganization;

                        (iv)  a plan of liquidation or
                              dissolution of the Corporation,
                              other than pursuant to bankruptcy
                              or insolvency laws, is adopted; or

                         (v)  during any period of two
                              consecutive years, individuals, who
                              at the beginning of such period,
                              constituted the Board cease for any
                              reason to constitute at least a
                              majority of the Board, unless the
                              election, or the nomination for
                              election by the Corporation's
                              shareholders, of each new director
                              was approved by a vote of at least
                              66-2/3% of the directors then still
                              in office who were directors at the
                              beginning of the period; provided,
                              however, that no individual shall
                              be considered a member of the Board
                              at the beginning of such period if
                              such individual initially assumed
                              office as a result of either an
                              actual or threatened Election
                              Contest or Proxy Contest, including
                              <PAGE 8> by reason of any agreement
                              intended to avoid or settle any
                              Election Contest or Proxy Contest.

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share repurchases by the Corporation and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred with respect to such Person under Clause (i).

         7.2   Exercise -

               (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option (with the fair market value of such stock to be determined in the manner provided in Section 5.2 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve.
  <PAGE 9>
               (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

               (c)  In addition, at the request of the
                    Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

  Article 8.   TERMINATION OF STATUS AS DIRECTOR

        8.1 Retirement - In the event of Retirement, an Option shall lapse at the earlier of the expiration of the term of the Option or up to 24 months, at the discretion of the Committee, from the date of Retirement.

         8.2 Death or Disability - In the event of termination of an individual's status as a Director due to death or disability (as defined in Code
               Section 72(m)), the Option shall lapse at the earlier of the expiration of the term of the Option or one year after termination due to any such cause.

         8.3 Other Termination - Except as otherwise provided in Sections 8.4(a) and (c), in the event of termination of an individual's status as a Director for any reason other than is described in
               Section 8.1 or 8.2, all Options shall lapse as of the date of termination.

         8.4   Special Termination Provisions -

               (a)  Notwithstanding anything herein to the
                    contrary, the Committee may, in its
                    discretion and subject to the approval of a majority of the members of the Board, waive the eleven-month continuous service requirement set forth in Section 7.1(a) and permit the exercise of an Option held by a Director whose service as such has terminated prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect provided it is made
                    <PAGE 10> within 60 days following the
                    Optionee's termination.

               (b)  In the event the Committee waives the
                    continuous service requirement with respect to an Option and the circumstance of the Director's termination is described in
                    Section 8.1 or 8.2, the Option will lapse as otherwise provided in the relevant section.

               (c)  Notwithstanding anything herein to the
                    contrary, the Committee may, in its
                    discretion, waive the lapse provisions of
                    Section 8.3 and permit the exercise of an Option until a date which is the earlier of the expiration of the term of such Option or up to 24 months from the date of termination.

  Article 9.   ADJUSTMENT PROVISIONS

         9.
               (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of Common Stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

               (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities in which such Common Stock shall have been changed, or for
                    <PAGE 11> which it shall have been exchanged,
                    and if a majority of the members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

               (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         9.2 Corporate Changes - A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

         9.3 Fractional Shares - Fractional shares resulting from any adjustment in Options pursuant to this
               Article 9 may be settled as a majority of the members of the Board or the Committee (as the case may be) shall determine.

         9.4 Binding Determination - To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been adjusted.

  Article 10.  GENERAL PROVISIONS

        10.1 Effective Date - The Plan shall become effective upon its adoption by the Board.

        10.2 Termination of the Plan - Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.
  <PAGE 12>
        10.3   Limitation on Termination, Amendment or
               Modification

               (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the stockholders of the Corporation no amendment or modification shall be made by the Board which otherwise requires the approval of such stockholders under applicable tax, securities or other law.

               (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

        10.4 No Right to Continued Status as Director - Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue as a Director (or to be nominated for such position) of the Corporation.

        10.5 Withholding Taxes - The Corporation will require that an Optionee, as a condition of the exercise of an Option, or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation may be required to withhold in connection with the exercise of the Option.

        10.6   Listing and Registration of Shares -

               (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the members of the Board.
                 <PAGE 13>
               (b)  If a registration statement under the
                    Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

                         "THE SHARES REPRESENTED BY THIS
                         CERTIFICATE HAVE NOT BEEN REGISTERED
                         UNDER THE SECURITIES ACT OF 1933 ("ACT")
                         AND MAY NOT BE SOLD, PLEDGED,
                         HYPOTHECATED OR OTHERWISE TRANSFERRED OR
                         OFFERED FOR SALE IN THE ABSENCE OF AN
                         EFFECTIVE REGISTRATION STATEMENT WITH
                         RESPECT TO THEM UNDER THE ACT OR A
                         WRITTEN OPINION OF COUNSEL FOR THE
                         CORPORATION THAT REGISTRATION IS NOT
                         REQUIRED."  <PAGE 14>